Media Contact: Bryan McPhee ph: (410) 652-1159	IR Contact: Rob Schatz ph: (212) 370-4500
Or bkmcphee@newgenerationbiofuels.com	Rob@wolfeaxelrod.com

NEW GENERATION BIOFUELS REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Columbia, Maryland – August 23, 2010 – Renewable fuels provider New Generation Biofuels Holdings, Inc. (NasdaqCM: NGBF) (“NGBF” or the “Company”) today announced its financial results for the quarter ended June 30, 2010.

New Generation Biofuels reported a net loss of $3.0 million for the quarter ending June 30, 2010, as compared to a net loss of $6.3 million for the three months ended June 30, 2009.  For the first six months of 2010 the Company had a net loss of $5.9 million versus a net loss of $8.7 million for the first six months of 2009.  For the three months and six months ended June 30, 2010 the Company had revenues of $-0- and $6,477, respectively.  This is compared to revenues of $42,637 for the three and six months ended June 30, 2009.  The decrease in revenue was due solely to working capital constraints, not customer demand.  In the first half of 2010 the production facility in Baltimore was utilized primarily to make fuel for prospective customer testing and for R&D activities including testing new production processes.  We expect to produce and ship additional fuel once we have secured additional working capital.

Net cash used in operating activities was $2.3 million for the six months ended June 30, 2010, down $0.9 million from $3.2 million used in last year’s comparable period.  As of June 30, 2010 the Company had cash on hand of approximately $0.26 million, and will need to complete another financing during the third quarter.

Recent Developments

•
On August 17, 2010 we closed a registered direct offering of common stock and warrants receiving $1,000,000 in gross proceeds.  Net proceeds are estimated at $915,000 after deducting fees and offering expenses.

•	On July 21, 2010 we announced that we have filed for a patent application for our new pyrolysis oil based biofuels.

•
On July 14, 2010, we announced that we and Burmeister and Wain Energy A/S ("BWE") an engineering organization located in Lyngby, Denmark have entered into a Memorandum of Understanding (MOU) to cooperatively expand the use of NGBF’s renewable biofuels technology with BWE's engineering expertise in power generation and green renewable applications. The two companies believe there are substantial mutual benefits that can arise from the collaborations of BWE's expertise in combustion systems and our biofuel production know-how and proprietary technology. The companies intend to explore business opportunities to provide renewable energy solutions to BWE's existing customers.

•
On June 24, 2010, we announced that the Baltimore City Board of School Commissioners has approved a long term boiler test and evaluation of our proprietary biofuel in two of Baltimore City's public schools over a one year period. The maximum volume for the program is capped at 1,000,000 gallons, but can be increased up to 2,000,000 gallons if both parties agree.

On June 23, 2010, we received a letter from The NASDAQ Stock Market notifying us that a Staff determination has been made to delist our securities from The NASDAQ Capital Market due to our non-compliance with the NASDAQ Listing Rule 5550(a)(2) which requires our common stock to maintain a minimum bid price of $1.00 per share and our inability to regain compliance with the rule within the 180 calendar days given to us in accordance with Listing Rule 5810(c)(3)(A). In addition, our inability to comply with the minimum stockholders’ equity requirement of $2.5 million or to meet the alternative minimum market value of listed securities or minimum net income from continuing operations as of the period ending March 31, 2010 serves as an additional basis for delisting our securities. Pursuant to the procedures set forth in the NASDAQ Listing Rules, we have appealed the Staff determination to a NASDAQ Listing Qualifications Panel (the “Panel”) by requesting a hearing, and our common stock would remain listed on the NASDAQ Capital Market pending a final determination by the Panel.  Our hearing was held on August 5, 2010. We are currently awaiting a response from the Panel. If successful, the Panel could grant up to an additional 180 calendar days, or until December 20, 2010, for us to regain compliance with the NASDAQ Listing Rules. There is no assurance that we will be successful in our appeal and will remain listed on NASDAQ.

•
On June 10, 2010, we completed a private placement of our common stock and warrants, raising $500,000 in gross proceeds and approximately $407,000 in net proceeds, after deducting finders’ fees and offering expenses.

•
On June 3, 2010, we and Regent Trend Investment Ltd. (soon to be Milestone Biofuels Limited) (“Milestone”) announced an amendment to our non-binding Memorandum of Understanding (MOU), dated March 12, 2010 to extend the due diligence period an additional 90 days to August 25, 2010 to more fully explore the opportunities available for both parties. As previously disclosed, the MOU contemplates a strategic relationship between Milestone and us, including a $20 million direct equity investment in us and collaboration with Milestone to fund a joint venture to develop and operate biofuel production plants in the continental United States with a production capacity of 250 million gallons per year. In addition to satisfactory completion of due diligence, any transaction also remains subject to negotiation and execution of definitive agreements and board approval by both parties.  The transaction obtained shareholder approval as required under NASDAQ listing rules, at our annual shareholders’ meeting on July 8, 2010.  There can be no assurance that the transaction will be completed, either on the proposed terms and within the timeframe currently anticipated, or at all.

•	On May 27, 2010 we announced we have filed a patent application on our new glycerin-based biofuel.

•
On May 12, 2010, we issued a termination notice to Fenix Energy (Fenix) to terminate our biofuel contract with Fenix as a result of Fenix’s failure to post the mandatory letter of credit equal to one month’s projected sales that we requested in March 2010. The termination is effective immediately, although Fenix had a 30 day cure period, which they did not meet.  The contract is now fully terminated.  This contract was our largest single biofuel sales contract, under which Fenix Energy had agreed to purchase a minimum of 750,000 gallons of our biofuel per month for 12 months.

•
On May 7, 2010, the Company’s board of directors appointed John E. Mack, our current audit committee chairman, as non-executive Chairman of the Board; appointed David H. Goebel, our Chief Operating Officer, as a director; and accepted the resignation of Lee S. Rosen as Chairman of the Board and as a director and approved and executed a separation agreement with Mr. Rosen.

•
On April 30, 2010, we completed a private placement of 90-day secured convertible notes and warrants to two investors, raising $700,000 in gross proceeds and $630,000 in net proceeds, after deducting finders’ fees. In August the investors agreed to extend the maturity dates of the notes to August 31, 2010 ($500,000 note) and August 19, 2010 ($200,000 note) respectively. We have a 10 business day cure period if we fail to payoff  the notes or the investor does not convert upon the maturity date

CEO Comments

 “2010 has been and will continue to be a period of transition for New Generation.  With changes in the composition of our board and management team we are continuing our evolution as a technology based, commercially focused company.  While the lack of operating capital has limited our fuel production and customer deliveries, we continue to work on optimizing our production process and expand the number of feedstocks that can be used to produce our fuels. These efforts have resulted in the filing of patent applications for two new feedstocks over the past couple of months.” said Cary J. Claiborne, President and Chief Executive Officer of New Generation Biofuels Holdings, Inc.  “I believe that our pipeline of new contracts has never been stronger, in August we have already completed two test burns with potential customers, with a third scheduled this week. I’m optimistic that these test burns will lead to new contracts, along with others in the pipeline and we have seen renewed interest from the utility industry. While I am pleased that we managed to lower our year over year cash burn in the first half of the year, we recognize the need to cut our cash burn further and are negotiating to reduce liabilities and costs going forward with several of our business partners. Further restructuring and other organizational changes are underway.”

About New Generation Biofuels Holdings, Inc.

New Generation Biofuels is a renewable fuels provider. New Generation Biofuels holds an exclusive license for North America, Central America and the Caribbean to commercialize proprietary technology to manufacture alternative biofuels from plant oils and animal fats that it markets as a new class of biofuel for power generation, commercial and industrial heating and marine use. The Company believes that its proprietary biofuel can provide a lower cost, renewable alternative energy source with significantly lower emissions than traditional fuels. New Generation Biofuels’ business model calls for establishing direct sales from manufacturing plants that it may purchase or build and sublicensing its technology to qualified licensees.

Forward Looking Statements
This news release contains forward-looking statements. These forward-looking statements concern the Company's operations, prospects, plans, economic performance and financial condition and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business, which include all the risks attendant an emerging growth company in the volatile energy industry, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward-looking statements.

- Tables to Follow -

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Balance Sheets

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$262,031	$567,647
Restricted cash	14,702	-
Accounts receivable	-	63,900
Other receivables	41,406	41,406
Inventory	11,708	11,708
Deferred financing costs	33,652
Prepaid expenses and other current assets	59,230	237,635
Total current assets	422,729	922,296

Property and equipment – net	1,131,212	1,120,911
Other assets	385,184	346,073
License agreement	5,282,487	5,650,988
TOTAL ASSETS	$7,221,612	$8,040,268

LIABILITIES AND STOCKHOLDER'S (DEFICIENCY) EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,113,612	$1,472,519
Loan payable	50,000	50,000
Convertible notes
(net of unamortized discount of $46,651 and $0)	653,349	-
License agreement payable, current portion
(net of unamortized discount of $337,353 and $375,467)	662,647	624,533
Accrued dividend on preferred stock	864,148	1,078,003
Common stock warrant liability and antidilution obligation	97,421	110,874
Total current liabilities	5,441,177	3,335,929

License agreement payable
(net of unamortized discount of $467,974 and $622,274)	2,532,026	3,377,726
Deferred rent	284,137	324,409
Total liabilities	8,257,340	7,038,064

Stockholders' (deficiency) equity:
Preferred stock; $0.001 par value; 9,450,000 shares authorized; no shares issued and outstanding at June 30, 2010 and December 31, 2009	-	-

Series A Cumulative Convertible Preferred Stock: $0.001 par value; $100 stated value, 300,000 shares authorized, 0 and 18,400 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively; aggregate liquidation preference of $0	-	710,970

Series B Cumulative Convertible Preferred Stock: $0.001 par value; $100 stated value, 250,000 shares authorized, 45,785 and 45,785 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively; aggregate liquidation preference of $5,442,696	3,094,872	3,094,872

Common stock, $0.001 par value, 100,000,000 shares authorized; 37,582,361 and 31,711,578 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	37,582	31,712

Additional paid-in-capital	52,455,767	47,593,489

Accumulated deficit	(56,623,949)	(50,428,839)
Total stockholders' (deficiency) equity	(1,035,728)	1,002,204
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	$7,221,612	$8,040,268

- More -

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Statements of Operations
(Unaudited)

	For the Three	For the Three	For the Six	For the Six
	Months Ended	Months Ended	Months Ended	Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Revenues:
Product	$-	$42,637	$6,477	$42,637
Total revenue	-	42,637	6,477	42,637
Operating expenses:
Cost of product revenue (including depreciation and amortization for the three and six months ended June 30, 2010 and 2009 of $239,612, $419,064, $171,758, and $332,612, respectively)	526,404	597,840	1,107,352	806,495
Research and development expenses	72,302	95,769	153,160	290,035
General and administrative expense	2,088,705	2,601,685	4,433,704	4,496,284

Total operating expenses	2,687,411	3,295,294	5,694,216	5,592,814

Loss from operations	(2,687,411)	(3,252,657)	(5,687,739)	(5,550,177)

Interest income	71	937	385	1,656
Interest expense	(280,297)	(110,579)	(382,281)	(219,663)
Gain on debt extinguishment	-	-	154,000	241,500
Loss on fair value adjustment	(12,102)	(2,935,039)	(4,996)	(3,140,648)
Net loss	(2,979,739)	(6,297,338)	(5,920,631)	(8,667,332)

Preferred stock dividends	(125,787)	(170,017)	(274,479)	(4,381,821)

Net loss available to common stockholders	$(3,105,526)	$(6,467,355)	$(6,195,110)	$(13,049,153)

Basic and diluted net loss per share	$(0.09)	$(0.25)	$(0.18)	$(0.56)

Weighted average number of shares outstanding	36,337,173	25,726,050	34,983,189	23,326,692

- More -

NEW GENERATION BIOFUELS HOLDINGS, INC.
Consolidated Statement of Cash Flows
(Unaudited)

	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,920,631)	$(8,667,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	5,609	-
Amortization of prepaid consulting fee	71,339	-
Amortization of deferred financing costs	74,513	-
Depreciation and amortization expense	56,667	34,623
Amortization of license agreement	368,501	310,784
Amortization of license payable discount	192,414	219,663
Amortization of convertible notes discount	103,298	-
Compensation expense associated with stock options and restricted stock to employees	1,189,613	1,435,439
Stock options issued to non-employees for services	3,318	260,121
Loss on change in fair value of warrant liability and antidilution obligation	4,996	3,140,648
Gain on extinguishment of debt	(154,000)	(241,500)

Changes in operating assets and liabilities:
Accounts receivable	58,291	(16,841)
Prepaid expenses and other current assets	107,066	73,627
Other assets	(54,031)	116,735
Accounts payable and accrued expenses	1,591,093	168,840
Deferred rent	(40,272)	-
Net cash used in operating activities	(2,342,216	(3,165,193)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in restricted cash	(14,702)	-
Purchase of property and equipment	(52,048)	(615,209)
Payment for patents	-	(116,735)
Net cash used in investing activities	(66,750)	(731,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for license agreement payable	(120,000)	-
Proceeds from convertible notes	700,000	-
Payment of financing costs	(20,000)	-
Proceeds from issuance of common stock, net	1,543,350	2,958,748
Net cash provided by financing activities	2,103,350	2,958,748
Decrease in cash and cash equivalents	(305,616)	(938,389)
Cash and cash equivalents - beginning of period	567,647	1,476,246
Cash and cash equivalents - end of period	$262,031	$537,857

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